News Release

For Further Information:

Jessica Gulis, 248.509.9202

ir@prehld.com

Presurance Holdings Reports 2026 First Quarter Financial Results

Troy, MI, May 13, 2026 – Presurance Holdings, Inc. (Nasdaq: PRHI) (“Presurance” or the “Company”) today announced results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

•
Net income of $2.6 million, or $0.15 per share, compared to net income of $522,000, or $0.04 per share, in the prior year period
•
Personal lines profitable: Combined ratio in the first quarter of 2026 improved to 97.9%, compared to 140.9% in the first quarter of 2025
•
Overall loss ratio improved significantly to 56.2%, compared to 89.7% in the prior year period

Results for the quarter reflected meaningful improvement in underwriting performance and continued progress in the Company’s strategic repositioning toward areas that have shown a strong track record of performance.

Management Comments

Brian Roney, CEO of Presurance, commented, "Our first quarter results demonstrate the meaningful progress we are making as we continue repositioning the Company around a more focused and disciplined underwriting strategy. While gross written premiums declined as expected due to our exit from commercial lines business, the quality and profitability of our remaining portfolio improved significantly. Our focus remains on building a profitable operating platform capable of generating sustainable long-term results.”

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May 13, 2026

2026 First Quarter Financial Results Overview

	At and for the Three Months Ended March 31,
	2026	2025	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$11,469	$16,173	-29.1%
Net written premiums	6,075	10,840	-44.0%
Net earned premiums	5,925	10,315	-42.6%

Net investment income	1,110	1,289	-13.9%
Net realized investment gains (losses)	(14)	3	**
Change in fair value of equity securities	30	(192)	**

Net income (loss)	2,622	522	**
Earnings (loss) per common share, basic and diluted	$0.15	$0.04	**

Adjusted operating income (loss)*	(2,830)	(3,684)	**
Adjusted operating income (loss) per share, diluted*	$(0.16)	$(0.30)	**

Book value per common share outstanding	$0.96	$2.09

Weighted average shares outstanding, basic and diluted	17,200,659	12,222,881

Underwriting ratios:
Loss ratio (1)	56.2%	89.7%
Expense ratio (2)	49.5%	50.8%
Combined ratio (3)	105.7%	140.5%

* The "Definitions of Non-GAAP Measures" section of this release defines and reconciles data that are not based on generally accepted accounting principles.
** Percentage is not meaningful
(1) The loss ratio is the ratio, expressed as a percentage, of net losses and loss adjustment expenses to net earned premiums and other income from underwriting operations.
(2) The expense ratio is the ratio, expressed as a percentage, of policy acquisition costs and other underwriting expenses to net earned premiums and other income from underwriting operations.
(3) The combined ratio is the sum of the loss ratio and the expense ratio. A combined ratio under 100% indicates an underwriting profit. A combined ratio over 100% indicates an underwriting loss.

2026 First Quarter Gross Written Premium

Gross written premiums decreased 29.1% year over year, reflecting the Company’s continued exit from legacy commercial lines business. The Company’s underwriting portfolio is now concentrated on select personal lines homeowners’ business that aligns with its long-term underwriting objectives and risk appetite.

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May 13, 2026

Personal Lines Financial and Operational Review

Personal Lines Financial Review
	Three Months Ended March 31,
	2026	2025	% Change
	(dollars in thousands)

Gross written premiums	$11,487	$14,126	-18.7%
Net written premiums	6,091	12,444	-51.1%
Net earned premiums	5,792	8,984	-35.5%

Underwriting ratios:
Loss ratio	62.2%	86.3%
Expense ratio	35.7%	54.6%
Combined ratio	97.9%	140.9%

Contribution to combined ratio from net (favorable) adverse prior year development	2.1%	8.6%

Accident year combined ratio	95.8%	132.3%

Profitability in personal lines for the first quarter of 2026 reflects the Company’s strategic decision to prioritize quality of earnings over scale—focusing on business that offers more attractive risk-adjusted returns and greater consistency over time. Personal lines premium represented 100% of total gross written premium for the first quarter of 2026, largely driven by Texas homeowners premium and supplemented by continuing business in select Midwestern states.

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May 13, 2026

Commercial Lines Financial and Operational Review

Commercial Lines Financial Review
	Three Months Ended March 31,
	2026	2025	% Change
	(dollars in thousands)

Gross written premiums	$(18)	$2,047	*
Net written premiums	(16)	(1,604)	*
Net earned premiums	133	1,331	*

Underwriting ratios:
Loss ratio	*	113.1%
Expense ratio	*	25.3%
Combined ratio	*	138.4%

Contribution to combined ratio from net (favorable) adverse prior year development	*	(46.6)%

Accident year combined ratio (1)	*	185.0%

(1) The accident year combined ratio is the sum of the loss ratio and the expense ratio, less changes in net ultimate loss estimates from prior accident year loss reserves. The accident year combined ratio provides management with an assessment of the specific policy year's profitability and assists management in their evaluation of product pricing levels and quality of business written.

* Percentage not meaningful

The Company’s commercial lines of business represented 0% of total gross written premium in the first quarter of 2026, as the runoff of legacy commercial lines exposures remains ongoing; however, the strategic reduction of these exposures has continued to streamline the Company’s risk profile and reduce earnings volatility associated with prior business concentrations.

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May 13, 2026

Combined Ratio Analysis

	Three Months Ended March 31,
	2026	2025

Underwriting ratios:
Loss ratio	56.2%	89.7%
Expense ratio	49.5%	50.8%
Combined ratio	105.7%	140.5%

Contribution to combined ratio from net (favorable)
adverse prior year development	(3.0)%	1.4%

Accident year combined ratio	108.7%	139.1%

The Company reported a significantly improved overall loss ratio of 56.2% for the first quarter of 2026, compared to 89.7% in the prior year period. This improvement bears out the Company’s decision to meaningfully streamline its risk profile.

Net Investment Income

Net investment income was $1.1 million for the quarter ended March 31, 2026, compared to

$1.3 million in the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a gain of $30,000 from the change in fair value of equity securities, compared to a loss of $192,000 in the prior year period.

Net Income (Loss) allocable to common shareholders

The Company reported net income allocable to common shareholders of $2.6 million, or $0.15 per share, for the first quarter of 2026.

Adjusted Operating Income (Loss)

The Company reported an adjusted operating loss of $2.8 million, or $0.16 per share, for the quarter ended March 31, 2026. See Definitions of Non-GAAP Measures.

About Presurance Holdings

Presurance Holdings, Inc. is a Michigan-based property and casualty holding company. Through its subsidiaries, the Company provides specialty insurance coverage with a focus on disciplined growth and long-term value creation. The Company trades on the Nasdaq Capital Market under the symbol PRHI. Additional information can be found on the Company’s website at IR.PREHLD.com.

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May 13, 2026

Definitions of Non-GAAP Measures

Presurance prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of the Company’s performance is enhanced by our disclosure of adjusted operating income. Our method of calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains (losses), 2) change in fair value of equity securities, 3) Change in fair value of contingent considerations and 4) Additional accretion of Warrants from Series B Preferred Stock payoff. We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into the results of our operations and underlying business performance.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include the Company’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on March 27, 2026, and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

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May 13, 2026

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended March 31,
	2026	2025
	(dollar in thousands, except share and per share amounts)

Net income (loss)	$2,622	$522
Less:
Net realized investment gains (losses)	(14)	3
Change in fair value of equity securities	30	(192)
Change in fair value of contingent considerations	4,490	4,395
Additional accretion of Warrants from Series B Preferred Stock payoff	946	-
Impact of fincome tax expense (benefit) from adjustments *	-	-
Adjusted operating income (loss)	$(2,830)	$(3,684)

Weighted average common shares, diluted	17,200,659	12,222,881

Diluted income (loss) per common share:
Net income (loss)	$0.15	$0.04
Less:
Net realized investment gains (losses)	-	-
Change in fair value of equity securities	-	(0.02)
Change in fair value of contingent considerations	0.26	0.36
Additional accretion of Warrants from Series B Preferred Stock payoff	0.05	-
Impact of income tax expense (benefit) from adjustments *	-	-
Adjusted operating income (loss), per share	$(0.16)	$(0.30)

* The Company has recorded a full valuation allowance against its deferred tax assets as of March 31, 2026 and March 31, 2025, respectively. As a result, there were no taxable impacts to adjusted operating income (loss) from the adjustments to net income (loss) in the table above after taking into account the use of net operating losses and the change in the valuation allowance.

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May 13, 2026

Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31,	December 31,
	2026	2025
Assets	(Unaudited)
Investment securities:
Debt securities, at fair value (amortized cost of $88,838 and $96,669, respectively)	$80,314	$88,305
Equity securities, at fair value (cost of $1,257 and $1,276, respectively)	1,288	1,277
Short-term investments, at fair value	32,464	24,725
Total investments	114,066	114,307

Cash and cash equivalents	25,469	27,362
Premiums and agents' balances receivable, net	6,540	5,521
Reinsurance recoverables on unpaid losses	62,014	63,909
Reinsurance recoverables on paid losses	3,617	5,929
Prepaid reinsurance premiums	9,629	12,024
Deferred policy acquisition costs	2,825	2,696
Receivable from contingent considerations at fair value	8,780	4,290
Other assets	3,670	3,245
Total assets	$236,610	$239,283

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$137,501	$146,262
Unearned premiums	23,457	25,703
Reinsurance premiums payable	4,547	2,501
Debt	12,250	12,187
Mandatorily redeemable preferred stock	8,000	14,380
Funds held under reinsurance agreements	20,549	24,233
Accounts payable and other liabilities	5,116	5,051
Total liabilities	211,420	230,317

Commitments and contingencies

Shareholders' equity:
Common stock, no par value (100,000,000 shares authorized; 26,222,881 and 12,222,881 issued and outstanding, respectively)	113,919	100,158
Accumulated deficit	(78,969)	(81,591)
Accumulated other comprehensive income (loss)	(9,760)	(9,601)
Total shareholders' equity	25,190	8,966
Total liabilities and shareholders' equity	$236,610	$239,283

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May 13, 2026

Presurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2026	2025

Revenue and Other Income
Premiums
Gross earned premiums	$13,714	$16,118
Ceded earned premiums	(7,789)	(5,803)
Net earned premiums	5,925	10,315
Net investment income	1,110	1,289
Net realized investment gains (losses)	(14)	3
Change in fair value of equity securities	30	(192)
Other income	6	65
Change in fair value of contingent considerations	4,490	4,395
Total revenue and other income	11,547	15,875

Expenses
Losses and loss adjustment expenses, net	3,329	9,274
Policy acquisition costs	1,558	2,677
Operating and other expenses	2,100	2,861
Interest expense	1,976	541
Total expenses	8,963	15,353

Income (loss) before income taxes	2,584	522
Income tax expense (benefit)	(38)	-

Net income (loss)	$2,622	$522

Earnings (loss) per common share, basic and diluted	$0.15	$0.04

Weighted average common shares outstanding, basic and diluted	17,200,659	12,222,881